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SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is made as of the 30th day of March 2004

BETWEEN:

TERRA NOSTRA TECHNOLOGY LTD., a corporation duly constituted under the laws of the State of Nevada, USA, and having an office at 2160, de la Montagne, suite 720, Montreal (Quebec), H3G 2T3

(“Terra Nostra”) OF THE FIRST PART

AND:

9126-2238 QUÉBEC INC., a corporation duly constituted under the laws of the Province of Quebec and having its registered head office at 315, rue MacDonald, suite 302, St-Jean-Sur-Richelieu (Quebec), J3B 8J3;

(“Québec Inc.”) OF THE SECOND PART

WHEREAS:

A.

A dispute exists between Terra Nostra and Québec Inc., which is a shareholder of Terra Nostra, concerning various corporate and transactional matters arising from the acquisition by Terra Nostra of all of the issued and outstanding shares of voting common stock of Corporation CCIP Inc. (“CCIP”), a corporation duly constituted under the laws of the province of Quebec, from Québec Inc.;

B.

The parties now wish to resolve such dispute by causing the shares of CCIP2 (“CCIP2”) (an entity which will be formed as a wholly-owned subsidiary of Terra Nostra and will acquire all of the assets and liabilities of Corporation CCIP (“CCIP1”), a wholly-owned subsidiary of Terra Nostra) to be distributed by Terra Nostra to all of the shareholders of Terra Nostra on a pro rata basis (the “Spin-Off”) in exchange for the return to Terra Nostra of 14.586 million shares of Terra Nostra’s common stock issued to Québec Inc. upon the acquisition of Corporation CCIP on or about March 26, 2003.

NOW THEREFORE in consideration of the covenants, representations and warranties set forth herein and as such other further consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Spin-Off.  The parties hereto agree that Terra Nostra shall distribute to its shareholders of record as of April 1, 2004, on a pro rata basis, the shares of CCIP on the basis of one (1) share of common stock of CCIP2 for every ten (10) shares of Terra Nostra.  The Spin-Off is subject to the following conditions:

(a)

Execution of a written consent of a majority of the shareholders of Terra Nostra.

(b)

Québec Inc. shall place into escrow or cause to be placed into an escrow to be established by the parties hereto (the “Escrow”) a total of 14.586 million shares of Terra Nostra’s common stock, which represents the shares it received from Terra Nostra on March 26, 2003 in exchange for the shares of CCIP (the “Terra Nostra Shares”). All share certificates shall be endorsed with bank signature guarantees affixed thereto and also irrevocable proxies, coupled with an interest, in favour of Mr. Regis Bosse, President of Terra Nostra to

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vote such shares while the shares remain in escrow. Escrow shall be held by a third party to be mutually agreed upon by the parties (the “Escrow Holder”).

(c)

Terra Nostra shall place into escrow all of the issued and outstanding shares of CCIP2 (the “CCIP2 Shares”) along with CCIP2’s minute book. All share certificates shall be endorsed and bank signature guarantees shall be affixed thereto.

(d)

Terra Nostra shall place into escrow a promissory note in favour of Québec Inc. in the amount of Thirty Thousand Dollars ($30,000) (the “Note”).

(e)

Québec Inc. shall cause to be placed into escrow the resignations of Louis Nadeau, Marc Fournier and Philippe Lamontagne as members of the Board of Directors of Terra Nostra.

(f)

The Spin-Off shall not take place until the following events are completed:

(i)

The written consent of a majority of the shareholders of Terra Nostra referred to in paragraph 1(a) above is executed and a copy delivered into Escrow;

(ii)

An Information Statement on Schedule 14C of Terra Nostra, which Québec Inc. shall draft and Terra Nostra shall file (subject to paragraph 2 below), shall have become effective and any and all comments related thereto from the U.S. Securities and Exchange Commission (the “SEC”) have been cleared or removed;

(iii)

Twenty (20) days have elapsed from the date that the final version of the 14C has been distributed to the shareholders of Terra Nostra;

(iv)

An legal opinion, issued by an attorney or law firm chosen at the discretion of Quebec Inc., shall be delivered to Terra Nostra and opine that (1) the Spin-Off does not violate the Securities Act of 1933 (the “1933 Act”) or any of the rules or regulations promulgated by the SEC thereunder; and (2) the Spin-Off and the transfer of the assets from CCIP1 to CCIP2 are each in compliance with Sections 78.288 and 78.565 of the Nevada Revised Statutes, any applicable “bulk sales” laws and any other relevant statutes of the State of Nevada; and

(v)

All of the accounting, financial and other records of CCIP and CCIP2 that Terra Nostra may reasonably require to file its consolidated quarterly financial statements for the period up to the date of the Spin-Off shall be delivered to Terra Nostra at or prior to the Spin-Off.

(vi)

Terra Nostra shall provide to Quebec, Inc. all accounting, financial and other records of CCIP and CCIP2 in the possession of Terra Nostra, if any.

(g)

Terra Nostra must be reasonably satisfied that the Spin-Off does not violate the provisions of Sections 78.288 and 78.565 of the Nevada Revised Statutes and any applicable “bulk sales” laws, beyond the issuance of the legal opinion referred to in 1(f)(iv) above. Terra Nostra must also be reasonably satisfied that distribution of the CCIP2 Shares in the Province of Quebec does not violate any securities laws, rules or regulations of the Province of Quebec or any administrative body or agency thereof.. Terra Nostra shall confirm the above no later than five business days following Quebec Inc. or its counsel providing Terra Nostra’s counsel with reasonably satisfactory legal evidence that the Spin-

Off does not violation such provisions of law and shall forward such confirmation to the attorney for Quebec, Inc. In the event Terra Nostra fails to timely provide such confirmation, Terra Nostra agrees and acknowledges that Terra Nostra has waived their rights pursuant to this paragraph.

(h)

During the time pending the Spin-Off, Quebec Inc. shall not take any action to either transfer, sell, encumber or cancel the Terra Nostra Shares; furthermore, during such time, Quebec Inc. shall not attempt to revoke or cancel the irrevocable proxy referred to in paragraph 1(b) above or grant any further proxy regarding the Terra Nostra Shares. Any attempt to do any of the foregoing shall be deemed a breach of this Agreement and Terra Nostra shall have the immediate right, without notice or cure period afforded to Quebec Inc., to direct the Escrow Holder to immediately release the Terra Nostra Shares pursuant to the written instructions of the President of Terra Nostra.

(i)

During the time pending the Spin-Off, unless this Agreement is terminated pursuant to the terms hereof, Terra Nostra will not take any action to either transfer, sell, encumber or cancel the Terra Nostra Shares. Any attempt to do so shall be deemed a breach of this Agreement and Quebec, Inc. shall have the immediate right, without notice or cure period afforded to Terra Nostra, to direct the Escrow Holder to immediately return the Terra Nostra Shares to Terra Nostra, release the Note to Quebec, Inc. and release the CCIP2 shares to Quebec Inc. or its assigns.

(j)

Upon all of the events described in subparagraph 1(f) above having been completed, the following events shall take place:

(i)

The Escrow Holder shall distribute the CCIP2 Shares to the shareholders of Terra Nostra as of the record date specified in paragraph 1 above;

(ii)

The Escrow Holder shall release the minute book of CCIP2 to Quebec Inc.;

(iii)

The Escrow Holder shall release the Note above to Terra Nostra;

(iv)

The Escrow Holder shall release the letters of resignation referred to in paragraph 1(e) above to Terra Nostra; and

(v)

The Escrow Holder shall release the Terra Nostra Shares pursuant to the written instructions of Terra Nostra’s President.

(k)

In the event that either (1) the 14C is not filed with the SEC by April 22, 2004 and such failure is not the result of Terra Nostra breaching its obligation set forth in paragraph 2 below, or (2) the events in subparagraph 1(f) above have not been completed by Quebec Inc. by May 31, 2004, the Escrow Holder shall release the documents and other items from Escrow as described in subparagraphs (ii) through (v) of paragraph 1(j) and shall release the CCIP2 shares to Quebec Inc. or its assigns. In such event, then the parties shall deem the release of the CCIP2 Shares to have taken place as of the date of this Agreement, i.e. March 30, 2004.

(l)

In the event that Terra Nostra does not fulfill its obligations to file the 14C or assist in providing such information as necessary to distribute the 14C and the shares of CCIP2, subject to the provisions set forth in paragraph 2 below, then Escrow Holder shall release the documents and other items held in Escrow as set forth in paragraph 1(i) above, except that the CCIP2 Shares shall be released to Quebec Inc. or its assigns and the Note shall be released to Quebec Inc.

(m)

If the events described in paragraph 1(j) above take place, then the parties shall deem the release of the CCIP2 Shares to have taken place as of March 31, 2004.

(n)

It is the understanding of the parties hereto that as of the date that this Agreement is executed that Quebec Inc. has the ability to deliver into Escrow only 14 million of the Terra Nostra Shares and that following the execution hereof Quebec Inc. will continue to attempt to secure the remaining 586,666 shares of Terra Nostra common stock (the “Remaining Shares”) as soon as possible. The Remaining Shares are represented by stock certificates numbered 398 through 419.  The parties further acknowledge and agree that in the event that Quebec Inc. does not or is not able to deliver the Remaining Shares into Escrow, then Terra Nostra shall have the absolute right, either at the time of the Spin-Off or the time that the events in paragraph 1(k) or 1(l) take place, to cancel the Remaining Shares. Execution of this Agreement shall constitute Quebec Inc.’s consent and agreement to the cancellation of the Remaining Shares and the certificates representing the Remaining Shares (up to586,666 shares) in accordance with the terms hereof without the execution of any further documents or instruments and prior to the Spin-Off, in the event that any of the certificates (with bank signature guarantees) representing the Remaining Shares cannot be delivered prior to the Spin-Off, Québec Inc. will deliver, prior to the Spin-Off, signed stock powers for the certificates representing such Remaining Shares with bank guarantees to assist Terra Nostra in the cancellation of such Remaining Shares..

2.

Other Provisions.

(a)

Québec Inc. covenants and agrees with Terra Nostra that Terra Nostra shall have no obligation to file the Schedule 14C or any amendments thereto without the prior consent of Terra Nostra’s U.S. securities counsel, Mr. W. Scott Lawler, who shall review such filings solely for and on behalf of Terra Nostra. Terra Nostra covenants that Mr. Lawler’s review shall be completed within two (2) business days from his receipt of each draft of the 14C. All comments from Mr. Lawler shall be incorporated into the 14C by Quebec Inc.

(b)

Quebec Inc. hereby indemnifies Terra Nostra for any damages, claims, fees, expenses or other charges it may incur in the event that the Spin-Off violates the 1993 Act, the rules and regulations promulgated thereunder by the SEC, the Nevada Revised Statues or any securities laws, rules or regulations  of the Province of Quebec or any administrative body or agency thereof.

3.

Representations and Warranties of Terra Nostra. Terra Nostra represents and warrants the following to Québec Inc.:

(a)

Terra Nostra is duly incorporated under the laws of the State of Nevada, United States, is validly existing and in good standing under such laws, and has no subsidiaries or equity interests in any other companies or entities;

(b)

Terra Nostra has the power and authority to carry on its business as and where it is presently conducted;

(c)

Terra Nostra has good and sufficient authority to enter into this Agreement on the terms and conditions set forth herein;

(d)

The execution and delivery of this Agreement and the transactions contemplated herein have been duly authorized and approved by the board of directors of Terra Nostra.  No other corporate act or proceeding on the part of Terra Nostra is necessary to authorize this Agreement.  This Agreement constitutes a legal, valid and binding agreement of Terra Nostra enforceable in accordance with its terms;

(e)

Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict in any material respect with, or result in any material breach of, the terms, conditions, or provisions of or will constitute a material default under the Articles of Incorporation or resolutions of Terra Nostra or any instrument, agreement or contract to which it is party or by which it is bound;

(f)

No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Terra Nostra and the consummation of the transactions contemplated hereby, except for the approval of the shareholders of Terra Nostra such notices of the transactions contemplated herein as may be required by the SEC; and

(g)

None of the representations or warranties to Québec Inc. contained herein contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

4.

Québec Inc.’s Representations and Warranties.  Québec Inc. hereby represents and warrants the following to Terra Nostra:

(a)

Québec Inc. is duly incorporated under the laws of the Province of Quebec and is validly existing and in good standing under such laws;

(b)

Québec Inc. has the power and authority to carry on its business as and where it is presently conducted;

(c)

Québec Inc. has good and sufficient authority to enter into this Agreement on the terms and conditions set forth herein;

(d)

The execution and delivery of this Agreement and the transactions contemplated herein have been duly authorized and approved by the board of directors of Québec Inc.  No other corporate act or proceeding on the part of Québec Inc. is necessary to authorize this Agreement.  This Agreement constitutes a legal, valid and binding agreement of Québec Inc. enforceable in accordance with its terms;

(e)

Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict in any material respect with, or result in any material breach of, the terms, conditions, or provisions of or will constitute a material default under the constating documents of Québec Inc. or any instrument, agreement or contract to which it is party or by which it is bound;

(f)

No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Québec Inc. and the consummation of the transactions contemplated hereby; and

(g)

None of the representations or warranties to Terra Nostra contained herein contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

5.

Closing.  Completion of the transactions contemplated herein (the “Closing”) shall take place upon completion of the conditions set forth in paragraph 1 above at the offices of Terra Nostra, at 2160, de la Montagne, suite 700, Montreal, Quebec, Canada, or such other date, time and place acceptable to the parties hereto (the “Closing Date”).  Closing shall in no event occur after 4:00 p.m. (EST) on June 4th, 2004,.

6.

Binding Agreement.  Upon acceptance of the terms of this Agreement by the parties hereto, this Agreement shall be deemed to constitute and shall be a legally valid and binding agreement.

7.

Further Assurances.  The parties hereto agree to execute and deliver or cause to be executed and delivered all such further documents and instruments and do all such acts and things as either party may reasonably request to give full effect to the terms and conditions, intent and meaning of this Agreement.

8.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto and in respect of the matters referred to herein and there are no representations, warranties, covenants, agreements, express or implied, collateral hereto other than as expressly set forth or referred to herein.

9.

Time of the Essence.  Time shall be of the essence of this Agreement.

10.

Applicable Law and Attornment.  This Agreement shall be governed and interpreted in accordance with the laws of the State of Nevada and the parties hereto irrevocably attorn to the non-exclusive jurisdiction of the courts of the State of Nevada.

11.

Enurement.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

12.

Notice.  Any notice, request, demand or other communication to be given under this Agreement will be in writing and shall be delivered by hand or by telecopy to the party at the following respective addresses:

To Terra Nostra:

Terra Nostra Technology Ltd.

2160, de la Montagne, suite 720

Montreal (Quebec) H3G 2T3

Facsimile Number: (514) 845-0883

With a copy to:

W. Scott Lawler, Esq.

1530 9th Avenue, S.E.

Calgary, Alberta T2G 0T7

Facsimile Number: (403) 272-3620

To Québec Inc.:

9126-2238 Québec Inc.

315, rue MacDonald, suite 302,

St-Jean-Sur-Richelieu (Québec), J3B 8J3

Facsimile Number: (418) 627-1818

With a copy to:

Joseph Emas, Esq.

1224 Washington Avenue

Miami Beach, FL  33139

Facsimile Number: (303) 531-1274

13.

Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all the parties hereto had signed the same agreement and all counterparts will be construed together and constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

TERRA NOSTRA TECHNOLOGY LTD. a

9126-2238 QUÉBEC INC., a Québec

Nevada corporation

corporation

By: /s/ Regis Bosse

By: /s/ Louis Nadeau

Name: Régis Bossé

Name: Louis Nadeau

Title: President

Title: President